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                                                         Exhibit 99.2

                 GUARANTY, CONTRIBUTION AND INDEMNIFICATION
                                AGREEMENT

  This Guaranty and Indemnification Agreement (this "Agreement") dated this 10th day of June, 1996, is made by and among MESIROW CAPITAL PARTNERS V, MESIROW CAPITAL PARTNERS VI, RONALD E. WEINBERG, BARRY J. FELD and, with respect to Sections 5, 6 and 7 hereof only, NEW WEST EYEWORKS, INC.

                                 R E C I T A L S:

  WHEREAS, each of Mesirow Capital Partners V ("MCP-V"), Mesirow Capital Partners VI ("MCP-VI"), Ronald E. Weinberg ("REW") and Barry J. Feld ("BJF") own New West Eyeworks, Inc. ("NEWI") common stock, $0.01 per share par value ("Common Stock"), and/or Series A 6% Cumulative Convertible Preferred Stock, $1,000 per share par value, and/or Series B 6% Cumulative Convertible Preferred Stock, $1,000 per share par value;

  WHEREAS, U.S. Bank of Washington, N.A. (the "Bank") has agreed to enter into a credit relationship with NEWI in part conditioned on separate guaranties being provided by MCP-V in the amount of $400,000, MCP-VI in the amount of $600,000 and REW in the amount of $1,000,000;

  WHEREAS, MCP-V, MCP-VI and REW have agreed to become guarantors as required by the Bank;

  WHEREAS, the Bank has agreed to limit the collective guaranty to $1,000,000 plus certain interest and costs of collection (the "Guaranteed Amount");

  WHEREAS, the parties, except NEWI, have agreed among themselves that in the event the guarantors or any one or more of them are called upon by the Bank to pay all or a portion of the guaranteed amount, then and in that event each party, except NEWI, shall be responsible for the percentage of the payment as herein provided;

  WHEREAS, NEWI has agreed to indemnify MCP-V, MCP-VI, REW and BJF; and

  WHEREAS, NEWI has authorized the issuance of a warrant exercisable for a period of five years giving the holder the right to purchase 50,000 shares of Common Stock, with an exercise price equal to 110% of the average market price of Common Stock for the five day period prior to its May 17, 1996 authorization (the "Warrant"), and MCP-V, MCP-VI, REW and BJF have agreed to accept the

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Warrant as compensation for the guaranty to the Bank and the execution of this
Agreement.

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties, intending to be legally bound, agree as follows:

  1.   Guaranty

  MCP-V agrees to guaranty NEWI's obligation to the Bank in the amount of $400,000, MCP-VI agrees to guaranty NEWI's obligation to the Bank in the amount of $600,000, and REW agrees to guaranty NEWI's obligation to the Bank in the amount of $1,000,000. It is understood and agreed that as related to the Bank such guaranty is joint and several. Each of the foregoing guaranty obligations shall be more fully evidenced by separate guaranty agreements in the form required by the Bank. BJF is not executing a separate guaranty agreement with the Bank.

  2. Indemnification by Mesirow Capital Partners V, Mesirow Capital Partners VI, Ronald E. Weinberg and Barry J. Feld

   MCP-V, MCP-VI, REW and BJF shall indemnify and hold harmless each other against any amount any of them actually pay under their guaranties to the Bank in excess of the following percentages of the Guaranteed Amount:

                      (i)   MCP-V    -    18%
                      (ii)  MCP-VI   -    27%
                      (iii) REW      -    45%
                      (iv)  BJF      -    10%

and each of MCP-V, MCP-VI, REW and BJF assumes and shall be responsible to each other in proportion to the foregoing percentages for any and all liability to the Bank in connection with the Bank guarantees. In furtherance of said percentage assumption and responsibility, MCP-V, MCP-VI, REW and BJF shall indemnify and hold harmless each other from any and all fees and expenses (including reasonable attorney fees and collection costs) actually paid by any guarantor in excess of the percentages set forth above.

  3.   Warrant

  Unless otherwise agreed in writing, the Warrant shall remain undivided and shall be held by NEWI during the continuance of the guaranty to the Bank. At the expiration of the guaranty by its terms and in the event that no party was required to make payment pursuant to the guaranty to the Bank, the Warrant shall be divided and MCP-V, MCP-VI, REW and BJF shall be issued a warrant for his or its interest in the Warrant which shall be determined by multiplying 50,000 (or such number of shares of Common Stock as the Warrant is then exercisable for) times the applicable percentage set forth in Section 2. In the event that MCP-V, MCP-VI, REW and/or BJF are required to indemnify as herein provided and he or it fails to so indemnify within 30 business days of notification, such non-indemnifying party shall forfeit his or its interest in

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the Warrant and the Warrant shall be reallocated among the non-defaulting parties in accordance with the percentages of the non-defaulting parties set forth in Section 2.

  4.   Defaults

  In the event any party is called upon by the Bank to pay the guaranty and he or it makes a payment in excess of its percentage share set forth in
Section 2 of the Guaranteed Amount, then he or it shall notify the other parties of his or its obligation to indemnify and the amount owed. In the event the indemnifying party does not pay the amount owed within 30 business days of the demand by the indemnified party, a default will occur and the indemnified party shall be entitled to, in addition to his or its other rights and remedies herein provided, interest on the amount owed by each indemnifying party at the lesser of (i) 25% per annum, or (ii) the highest rate allowed by law. Interest in the event of default shall be computed from the date of payment to the Bank by the party seeking indemnification.

  5.   Indemnification  by New West Eyeworks, Inc.

  NEWI shall indemnify and hold harmless MCP-V, MCP-VI, REW and BJF against liability under the guaranty to the Bank or any payments make hereunder, except default interest payments or obligations to make default interest payments pursuant to Section 4. NEWI shall also be responsible and shall indemnify and hold harmless MCP-V, MCP-VI, REW and BJF and each of them from any and all fees and expenses (including reasonable attorney fees and collection costs) incurred in connection with this Agreement and enforcing his or its right to indemnification.

  6.   Arbitration

  6.1 Disputes to be Arbitrated. Any controversy, claim or dispute arising out of or in any way relating to this Agreement or its breach or the transactions contemplated hereby, including without limitation any claim that this Agreement or any of its parts is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration before and, unless otherwise provided herein, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Notwithstanding any provision of this Agreement relating to which state laws govern this Agreement, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Federal Arbitration Act (9 U.S.C.
Section 1 et seq.) and the federal common law of arbitration.

  6.2 Entry of Judgment. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be final, binding and non-appealable. The parties hereby waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other

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and agree that in the event of a dispute between them, each shall be limited to the recovery of only the actual damages sustained.

  6.3 Procedures. The arbitration provisions of this Section 6 are self-executing and will remain in full force and effect after the expiration or termination of this Agreement. If either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise, notwithstanding such failure to appear. In the event of a default in payment pursuant to Section 4 hereof the arbitration shall occur in the city selected by the indemnified party, which city must be either Chicago, Illinois, or Cleveland, Ohio and all other matters to be arbitrated hereunder unless otherwise agreed to in writing by the parties, shall take place in Phoenix, Arizona. With respect to any dispute involving $100,000 or more, arbitration proceedings shall be conducted before three (3) neutral arbitrators. With respect to any dispute involving less than $100,000, arbitration proceedings shall be conducted by a single arbitrator in accordance with the Expedited Rules of the AAA.

  6.4 Excepted Disputes. The obligation herein to arbitrate shall not prevent either party from seeking temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

  7.   General Provisions

  7.1 Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time, but only by a written notice signed by the party or parties waiving such terms or conditions.

  7.2 Amendment of Agreement. This Agreement may be amended or supplemented at any time, but only by a written agreement signed by each of the parties to this Agreement.

  7.3 Entire Agreement. This Agreement and the other agreements and documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof, and supersede any previous agreements or understandings between the parties regarding the subject matter hereof.

  7.4 Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and permitted assigns.

  7.5 Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned without the prior written consent of each other party, which consent will not unreasonably be withheld.

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  7.6  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

  7.7 Governing Law. This Agreement will be governed, construed and enforced in accordance with the internal laws of the State of Ohio, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

  7.8 Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered to each party's business address and shall be deemed to have been received (i) upon delivery by telecopy or facsimile (with transmission confirmation report) if delivered on a business day during normal business hours or the first business day following such delivery if other than on a business day during normal business hours, or
(ii) on the second business day following the date of mailing by a nationally-recognized express courier service, fully prepaid or upon actual receipt of such mailing whichever occurs first.

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  In Witness Whereof, this Agreement has been duly executed by the parties as of the date first written above.

                                Mesirow Capital Partners V


                                /s/ William P. Sutter
                                By: William P. Sutter
                                Its:V.P. of General Partner


                                Mesirow Capital Partners VI


                                /s/ William P. Sutter
                                By: William P. Sutter
                                Its:V.P. of General Partner


                                Ronald E. Weinberg

                                /s/ Ronald E. Weinberg




                                Barry J. Feld

                                /s/ Barry J. Feld




                                New West Eyeworks, Inc.



                                /s/ Robert W. Regas
                                By: Robert W. Regas
                                Its: Vice President